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                                                                    EXHIBIT 99.1


                                    SKYSTONE

                           EMPLOYEE STOCK OPTION PLAN


        1. Purpose of the Plan. The purpose of the Skystone Key Employee Stock Option Plan is to develop the interest of and provide an incentive to eligible employees, directors and important advisors of Skystone (the "Corporation") in the Corporation's growth and development by granting to eligible employees, directors and important advisors from time to time options to purchase Common Shares of the Corporation, thereby advancing the interests of the Corporation and its shareholders.

        2.      Definitions. In this Plan:

                (a) "Board of Directors" means the Board of Directors of the Corporation;

                (b) "Common Shares" means the common shares of the Corporation;

                (c) "Corporations Act" means the Canada Business Corporations Act, as amended, and the regulations promulgated thereunder;

                (d) "Date of Grant" means, for any Option, the date specified by the Board of Directors at the time it grants the Option, (provided, however, that such date shall not be prior to the date the Board of Directors acts to grant the Option) or, if no such date is specified, the date upon which the Option was granted;

                (e) "Disability" means permanent and total disability as determined under procedures established by the Board of Directors for the purposes of the Plan;

                (f) "Exercise Date" means the date the Corporation receives from a Participant a completed Notice of Exercise form with payment for the Option Shares being purchased;

                (g) "Exercise Period" means, with respect to any Option Shares, the period during which a Participant may purchase such Option Shares;

                (h) "Option" means a non-assignable and non-transferable option to purchase Common Shares granted pursuant to the Plan;

                (i) "Optionee" means a Participant who has been granted one or more Options;

                (j) "Option Shares" means Common Shares which are subject to purchase upon the exercise of outstanding Options;


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                (k)     "Participant" means a current or former full-time
permanent employee or director or advisor of the Corporation;

                (l) "Plan" means the Skystone Employee Stock Option Plan as set out herein;

                (m) "Plan Shares" means the Common Shares reserved from time to time by the Board of Directors for issuance pursuant to the exercise of Options;

                (n) "Retirement" means retirement from active employment with the Corporation, a subsidiary or an other related company at or after age 65, or with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Board of Directors, at or after such earlier age and upon the completion of such years of service as the Board of Directors may specify.

        3. Eligibility. All Participants shall be eligible to participate in the Plan. Eligibility to participate shall not confer upon any Participant any right to be granted Options pursuant to the Plan. The extent to which any Participant shall be entitled to be granted Options pursuant to the Plan shall be determined in the sole and absolute discretion of the Board of Directors.

        4. Number of Option Shares Available for Grants. No Option may be granted by the Board of Directors which would have the effect of causing the total number of all Option Shares subject to purchase under outstanding Options to exceed the number of Plan Shares.

        Upon the expiration, surrender, cancellation or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such Option shall be available for other Options to be granted from time to time.

        5. Granting of Options. The Board of Directors may from time to time grant Options to Participants to purchase a specified number of Option Shares at a specified exercise price per share. The number of Option Shares to be granted, the exercise price, the Date of Grant, and such other terms and conditions of the Option shall be as determined by the Board of Directors or a Committee thereof designated from time to time.

        6. Exercise Price. The exercise price per Common Share purchasable under an option shall be determined by the Board of Directors.

        7. Exercise Period. Unless otherwise specified by the Board of Directors at the time of granting an Option, and except as otherwise provided in the Plan, each Option shall be exercisable in the following installments:


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Percentage of Total Number
of Option Shares Which
May Be Purchased                    Exercise Period


25% From the first anniversary of the Date of Grant to and including the fifth anniversary of the Date of Grant

1/16th, thereafter for each quarter from the first anniversary of the Date of Grant to and
                                    including the fifth
                                    anniversary of the Date of
                                    Grant.

        See Figure 1 attached for chart explanation of the exercising rights.

        Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board of Directors. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Common Shares with respect to which it is then exercisable. The Board of Directors shall have the right in accelerate the date upon which any installment of any Option is exercisable.

        8. Term of Options. Subject to accelerated termination as provided for in the Plan, each Option shall, unless otherwise specified by the Board of Directors, expire on the fifth anniversary of the Date of Grant.

        9. Exercise of Options. An Optionee may at any time within the Exercise Period elect to purchase all or a portion of the Option Shares which such Optionee is then entitled to purchase by delivering to the Corporation a completed Notice of Exercise, specifying the Date of Grant of the Option being exercised, the exercise price of the Option and the number of Option Shares the Optionee desires to purchase. The Notice of Exercise shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Corporation or by such other means as may be specified by the Board of Directors.

        10. Withholding of Tax. If the Corporation determines that under the requirements of applicable taxation laws it is obliged to withhold for remittance to a taxing authority any amount upon exercise of an Option, the Corporation may, prior to and as a condition of issuing the Option Shares, require the Optionee exercising the Option to pay to the Corporation, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Corporation is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.


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        11.     Share Certificates. Upon exercise of an Option and payment in full of the purchase price and any applicable tax withholdings, the Corporation shall cause to be issued and delivered to the Optionee within a reasonable period of time a certificate or certificates in the name of or as directed by the Optionee representing the number of Common Shares the Optionee has purchased.

        12. Termination of Employment. Unless otherwise determined by the Board of Directors, if an Optionee's employment or services terminate for any reason other than death, Disability or Retirement, any Option held by such Optionee shall thereupon terminate, except that each such Option, to the extent then exercisable, may be exercised for the lesser of 60 days or the balance of such Option's term.

        Options shall not be affected by any change of employment within or among the Corporation, its subsidiaries or an other related company or, unless otherwise determined by the Board of Directors, so long as the Participant continues to be an employee of the Corporation, a subsidiary or an other related company.

        13. Termination by Reason of Death, Disability or Retirement. If an Optionee's employment or services terminate by reason of death, Disability or Retirement, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or to such other extent as the Board of Directors may determine, for a period of 180 days (or such other period as the Board of Directors may specify) from the date of such death, Disability or Retirement or until the expiration of the stated term of such Option, whichever period is the shorter.

        14. Transfer and Assignment. Options granted under the Plan are not assignable or transferable by the Optionee or subject to any other alienation, sale, pledge or encumbrance by such Optionee except by will or by the laws of descent and distribution. During the Optionee's lifetime Options shall be exercisable only by the Optionee. The obligations of each Optionee shall be binding on his heirs, executors and administrators.

        15. No Right to Employment. The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to expectation of employment by, or to continue in the employment of, the Corporation, any subsidiary or an other related company, or to be retained as a consultant by the Corporation, any subsidiary or an other related company.

        16. Rights as Shareholders. The Optionee shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Corporation and a share certificate or share certificates have been duly issued.

        17. Administration of the Plan. The Plan shall be administered by the Board of Directors which shall have the authority to:

               (a) determine the individuals and entities (from among the class of individuals and entities eligible to receive Options) to whom Options may be granted;


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                (b)     determine the number of Option Shares to be subject to
each Option;

                (c) determine the terms and conditions of any grant of Option,including but not limited to

                        (i) the time or times at which Options may be granted;

                        (ii) the exercise price at which Option Shares subject to each Option may be purchased;

                        (iii) the time or times when each Option shall become exercisable and the duration of the Exercise Period;

                        (iv) whether or not restrictions or limitations are to be imposed on Option Shares, and the nature of such restrictions or limitations, if any; and

                        (v) any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Board of Directors may determine;

                (d) interpret the Plan and prescribe and rescind rules and regulations relating to the Plan including the right to rescind and withdraw any rights to exercise an Option by a person who has or had been dismissed for cause.

        The interpretation and construction by the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final and binding on all persons. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation or any Subsidiary as the Board as the Board Directors shall determine.

        18. Recapitalization and Reorganization. The number of Option Shares subject to each outstanding Option and the purchase price for such Option Shares shall be appropriately adjusted for any subdivision, redivision, consolidation or any similar change affecting the Common Shares.

        19. Conditions of Exercise. The Plan and each Option shall be subject to the requirement that, if at any time the Board of Directors determines that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange, or the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board of Directors.


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        20.     Loans. The Board of Directors may, in its discretion, but
subject always to section 44 of the Corporations Act, grant loans, on such terms as are permitted by law and the Board of Directors may determine, to Optionees to enable them to purchase Option Shares, provided that all Common Shares purchased with the proceeds of such loans shall be held by a trustee until the Corporation has been repaid in full.

        21. Notices. All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

                Skystone Systems Corporation
                146, Colonnade Road, Suite 201
                Nepean, Ontario, K2E 7Y1
                Attention: Corporate Secretary

        Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.

        22. Corporate Action. Nothing contained in the Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option.

        23. Amendments. The Board of Directors shall have the right, in its sole discretion, to alter, amend, modify or terminate the Plan or any Option granted under the Plan at any time without notice. The Board of Directors shall not, however, alter, amend or modify the Plan more often than once every three months other than to comply with changes to applicable tax and employee benefit laws and the respective rules and regulations thereunder. No such amendment, however, may, without the consent of the Optionee, alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan.

        24. Change in Control. In the event of a "Change in Control", as defined below, any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable shall become fully exercisable unless assumed by an acquiring company as contemplated in (b) below.

        For purposes of the Plan, a "Change in Control" means the happening of any of the following:

        (a) When any "person", or any "affiliate" or "associate" of such person, as such terms are defined by the Corporations Act (other than the Corporation, a Subsidiary or a Corporation employee benefit plan, including any trustee of such plan acting as trustee), hereafter acquires the "beneficial ownership", as defined in the Corporations Act, directly or indirectly, of securities of the Corporation


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                representing 50.1 percent or more of the combined voting power of the Corporation's then outstanding securities; or

        (b) The occurrence of a transaction requiring shareholder approval of the acquisition of the Corporation by an entity other than the Corporation or a Subsidiary through purchase of assets, by amalgamation or otherwise.

        25. Termination of Plan. Except as otherwise provided herein, Options may be granted only within the ten year period from the date the Plan has been adopted by the Board of Directors. The termination of the Plan shall have no effect on outstanding Options, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of the Plan.

        26. Further Assurances. Each Participant shall, when requested to do so by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation.

        27. Governing Law. The Plan is established under the laws of the Province of Ontario, and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.

        28. Compliance with Applicable Law. If any provision of the Plan or any Option contravenes any law or any order, policy, bylaw or regulation of any regulatory body or stock exchange having jurisdiction or authority over the Corporation or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.




DATED this ___ day of _________________, 1997.

Antoine Paquin,



President

Secretary


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                          SKYSTONE SYSTEMS CORPORATION

                           Employee Stock Options Plan


        The company presently offers its employees a stock option plan: the ESOP (Employee Stock Option Plan). It is the company's policy that all employees and directors be allowed to participate in the ESOP.

        The Skystone ESOP (Employee Stock Option Plan) allows for shares to vest as follows:

                1/4 of issued options on the first anniversary of issue 1/16 of the issued options per quarter thereafter

        This allows for full vesting of issued options over four years, commencing on the first anniversary of the date of grant in equal annual installments and executable within 5 years maximum of the date of issue. Figure 1 below outlines the options plan.

                                     [CHART]


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                                  June 30, 1997



To the Corporate Secretary of
Skystone Systems Corporation
146, Colonnade Road, Nepean, Ontario


Re:  Employee Stock Option Plan

        With respect to the acquisition agreement between Skystone and Cisco dated June 9th, 1997 (the "Agreement"), the undersigned Option holder acknowledges that the Agreement provides that options held by the undersigned shall become options to acquire exchangeable shares in Skystone which shares are exchangeable into common shares in the capital of Cisco. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned consents to such substitution as contemplated by the Agreement.

        The undersigned has reviewed the attached DRAFT Employee Stock Option Plan, the form of which substantially on the same terms will be approved by the Board of Directors of Skystone subsequent to the signing of the above acquisition agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees to be bound by the terms of the Employee Stock Option Plan and further agrees that there are no other terms and/or conditions attaching to the options granted to the undersigned.

        The undersigned understands and agrees that the Agreement shall have no effect on the exercise period of the option held by the undersigned, and any provisions in the Employee Stock Option Plan relating to the acceleration of the exercise period shall not be applicable to or triggered by the acquisition of Skystone by Cisco as contemplated in the Agreement.



Signed: _____________________________________ Employee and Option Holder
                      Print name


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